EX-99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act

I, Gregory D. Jakubowsky, President and Principal Executive Officer of ACAP Strategic Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	November 28, 2022	/s/ Gregory D. Jakubowsky
Gregory D. Jakubowsky, President and Principal
Executive Officer
(principal executive officer)

I, George D. Mykoniatis, Treasurer and Principal Financial Officer of ACAP Strategic Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	November 28, 2022	/s/ George Mykoniatis
George Mykoniatis, Treasurer and Principal
Financial Officer
(principal financial officer)